U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2008

SYNC2 ENTERTAINMENT CORPORATION

(Exact name of small business issuer as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(IRS Employer Identification Number)

439 West Bockman Way Sparta, TN	79110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (931) 837-5344

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance And Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2008, the Board of Directors appointed James Fitzpatrick as a member of the Board of Directors and as Secretary.  There are no agreements between Mr. Fitzpatrick and any other person pursuant to which Mr. Fitzpatrick was selected as an officer.  There are no family relationships between Mr. Fitzpatrick and any officer or director of the Company.  There are no transactions between Mr. Fitzpatrick and the Company since the beginning of the last fiscal year, or any currently proposed transaction, which would be required to be reported pursuant to Item 404(a) of Regulation S-K.  Following is a brief background of Mr. Fitzpatrick’s business experience.

Mr. Fitzpatrick is a well-known figure in the Vancouver investment community, with extensive experience in corporate finance. He is vice-president of LJV Capital Corp., specializing in Investment Banking, and Mergers and Acquisitions. Prior to entering the corporate finance field, Mr. Fitzpatrick founded a chain of forty-nine video stores in British Columbia. He also enjoyed a career in media, serving for five years as Executive Producer of KPSP-TV in Palm Springs, California where he worked with Robert Downy, Jr. and dealt with Mel Gibson. He also dealt with Lion's Gate Studios, and International Motion Picture Distribution Inc. and its CEO James R. Moder, and was active with the Palm Springs Film Festival. Mr. Fitzpatrick was a member of ROTC (Regular Officer Training Corp.) while attending the University of Toronto, and served as Captain with the Canadian Intelligence Corp. He speaks fluent Russian, French, and Spanish.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

SYNC2 ENTERTAINMENT CORP.

Date:  November 13, 2008

/s/ John Moore

           John Moore, CFO